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                                                               EXECUTION VERSION

                                                                    EXHIBIT 99.7

                             NOTE PURCHASE AGREEMENT

                                     BETWEEN

                                  DYNTEK, INC.

                                       AND

                       THE PURCHASERS NAMED IN SCHEDULE I

                            DATED AS OF MARCH 8, 2006

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INDEX TO SCHEDULES

SCHEDULE I     Schedule of Purchasers
SCHEDULE II    Trade Creditors
SCHEDULE III   Note Holders
SCHEDULE IV    Disclosure Schedules
SCHEDULE V     Use of Proceeds

INDEX TO EXHIBITS

EXHIBIT A   Form of Senior Note
EXHIBIT B   Form of Settlement and Release Agreement
EXHIBIT C   Form of Conversion and Settlement Agreement
EXHIBIT D   Form of Warrant
EXHIBIT E   Form of Security and Pledge Agreement (Senior Notes)
EXHIBIT F   Form of Junior Note
EXHIBIT G   Form of Security and Pledge Agreement (Junior Notes)

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     THIS NOTE PURCHASE AGREEMENT (the "Agreement") is dated as of March 8,
2006, between DynTek, Inc., a Delaware corporation (the "Company"), and the purchasers named in the attached Schedule I (each individually a "Purchaser" and collectively the "Purchasers").

     WHEREAS, the Company wishes to issue and sell to the Purchasers up to an aggregate of $6,700,000 in principal amount of its senior secured promissory notes; and

     WHEREAS, the Company wishes to issue and sell to a Purchaser up to an aggregate of $3,000,000 in principal amount of a junior secured promissory note; and

     WHEREAS, the Purchasers, severally, wish to purchase the notes on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                  PURCHASE AND SALE OF NOTES AND TERMS OF NOTES

     SECTION 1.01. THE SENIOR NOTES. The Company has authorized the issuance and sale to the Purchasers, in the respective amounts set forth in the Schedule of Purchasers attached hereto in Schedule I, of the Company's Senior Secured Promissory Notes, due March 1, 2010 (the "Senior Note Maturity Date"), in the original aggregate principal amount of up to $6,700,000. The Senior Notes will be substantially in the form set forth in Exhibit A hereto and are herein referred to individually as a "Senior Note" and collectively as the "Senior Notes," which terms will also include any notes delivered in exchange or replacement therefor.

     SECTION 1.02. THE JUNIOR NOTE. The Company has authorized the issuance and sale to the Purchaser, set forth in the Schedule of Purchasers attached hereto in Schedule I, of the Company's Junior Secured Convertible Promissory Note (the "Junior Note", and collectively with the Senior Notes referred to as the "Notes," which term will also include any notes delivered in exchange or replacement therefor), due March 1, 2011 (the "Junior Note Maturity Date"), in the original aggregate principal amount of up to $3,000,000. The Junior Note will be substantially in the form set forth in Exhibit F hereto.

     SECTION 1.03. PURCHASE AND SALE OF NOTES. The Company agrees to issue and sell to the Purchasers, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchasers, severally and not jointly, agree to purchase, the Notes set forth opposite their respective names in the Schedule of Purchasers attached as
Schedule I for the aggregate purchase price set forth therein. The consideration to be paid for the Notes will consist of $9,700,000 cash. The closing of such purchase and sale (the "Closing") will be held at the office of Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Costa Mesa, CA 92626, on March 8, 2006 (the "Closing Date") at 10:00 A.M., Pacific Standard Time, or on such other date and at such time as may be mutually agreed upon. At the Closing, the Company will issue and deliver to each Purchaser one Senior Note or one Junior Note, as the case may be, payable to the order of such Purchaser, in the principal amount set forth opposite such Purchaser's name in the Schedule of Purchasers attached as Schedule I against delivery to the Company of a check payable to the order of the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Notes" on
Schedule I, less the Purchaser's reasonable estimated expenses to be paid by the Company pursuant to Section 7.01, transference of such sum to the account of the Company by wire transfer, or delivery or transference of such sum to the Company by any combination of such methods of payment.

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     SECTION 1.04. PAYMENTS AND ENDORSEMENTS. Payments of principal and interest on the Notes will be made directly by check duly mailed or delivered to the Purchasers at their addresses referred to in the Schedule of Purchasers attached as Schedule I or made to the account of the Purchaser by wire transfer referred to in the Schedule of Purchasers attached as Schedule I or indicated in any notice delivered by a Purchaser to the Company, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder of record will endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note.

     SECTION 1.05. INTEREST RATE FOR SENIOR NOTE; PAYMENT OF PRINCIPAL AND INTEREST FOR SENIOR NOTE. The Senior Notes will accrue interest at the rate of 8% per annum if paid in cash or 11% per annum if paid in kind. The Company in its sole discretion may elect to pay in cash or in kind until March 31, 2009, after which interest will be paid in cash. Interest will be due and payable quarterly in arrears on the last day of each fiscal quarter (each, a "Senior
Note Interest Payment Date"), with the first interest payment due June 30, 2006. If the Company chooses to make interest payments in kind, the amount of accrued interest to be so paid will be added to the principal amount of the Senior Notes on the applicable Senior Note Interest Payment Date. Principal will be amortized over three years and payable in equal monthly installments on the last day of each month beginning on March 31, 2009. The Senior Notes and all accrued but unpaid interest thereon shall be due and payable in full at the Senior Note Maturity Date unless earlier redeemed pursuant to the terms and conditions set forth in Section 1.06 herein.

     SECTION 1.06. PREPAYMENT OF SENIOR NOTES. The Senior Notes will be payable by the Company prior to the Senior Note Maturity Date as follows (all prepayments made by the Company to the Senior Note holders under this Agreement shall be made by wire transfer of immediately available funds in the lawful currency of the United States without setoff or withholding of any kind):

          (A) Voluntary Prepayment by the Company. At any time until the Senior Notes have been repaid in full, the Company may, at its sole option, redeem the entire outstanding principal amount of the Senior Notes (including any and all accrued but unpaid interest on such principal amount) through the date of repayment on such principal amount (such entire outstanding principal amount, plus all such accrued but unpaid interest, hereinafter referred to for purposes of this Section 1.06 as the "Redemption Amount") by paying to the holders of the Senior Notes 105% of the Redemption Amount, with such payments to be apportioned ratably among the Purchasers or their transferees according to the unpaid principal balance and accrued but unpaid interest thereon to which such payments relate.

          (B) Prepayment on Change of Control. At any time until the Senior Notes have been repaid in full, the Company will redeem the Senior Notes in their entirety upon the occurrence of a Change of Control by paying to the holders of the Senior Notes 105% of the Redemption Amount on the closing date of the Change of Control. Such payments will be apportioned ratably among the Senior Note holders according to the unpaid principal balance and accrued but unpaid interest thereon to which such payments relate. For purposes of this
Section 1.06(b), "Change of Control" means the event of (i) a merger, consolidation, recapitalization or share exchange in which the holders of the voting stock of the Company immediately prior to such merger, consolidation, recapitalization or share exchange will not own 50% or more of the voting stock of the continuing or surviving corporation or other entity, or the parent company of such corporation or other entity, immediately after such merger, consolidation, recapitalization or share exchange, (ii) the sale, assignment, conveyance, transfer, lease or other disposition (other than the grant of a security interest) of all or substantially all of the assets of Company to any person or group of related persons, or (iii) any sale or other disposition of the voting stock of the Company representing 50% or more of the total voting power of the Company's outstanding capital stock in a single transaction or a series of related transactions to any person, or group of related persons; provided, however that none of the following events shall be deemed to be a Change of Control for

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purposes of this Agreement: (A) the Company's issuance of shares of its Common
Stock, $0.0001 par value (the "Common Stock") to any of its existing unsecured trade creditors set forth on Schedule II which opt to convert trade debt (as of the date of this Agreement) up to the amount set forth on Schedule II into Common Stock at a conversion rate of $0.02 per share within three business days of the date immediately following the effective date of the Reverse Stock Split (as defined below in Section 1.15(g)), or June 30, 2006, whichever is earlier, pursuant to a Settlement and Release Agreement substantially in the form set forth as Exhibit B; and (B) the Company's issuance of Common Stock within the earlier of (i) three business days of the effective date of the Reverse Stock Split, or (ii) June 30, 2006, pursuant to a conversion and settlement agreement, substantially in the form of Exhibit C hereto (a "Conversion and Settlement Agreement"), with each and all of the holders (all of such holders are set forth on Schedule III) of the Company's: (a) 9% Senior Subordinated Convertible Notes dated as of October 15, 2004 (the "9% Notes"), (b) Amended and Restated 9% Senior Subordinated Convertible Notes dated as of October 26, 2005 (the "Amended 9% Notes"), (c) Secured Promissory Notes dated as of October 26, 2005 (the "Bridge Notes"), and (d) Secured Promissory Notes dated as of September 20, 2005 issued to the former shareholders of Integration Technologies, Inc. (the "Acquisition Notes" and together with the 9% Notes, the Amended 9% Notes and the Bridge Notes, the "Outstanding Notes").

          (C) Prepayment on Sale of Assets. At any time until the Senior Notes have been repaid in full, the Company will redeem all or a portion of the Redemption Amount immediately upon the occurrence of a Substantial Asset Sale as follows: Upon the occurrence of a Substantial Asset Sale, (i) 50% of the gross proceeds of such sale (the "Asset Sale Prepayment Amount") will be paid to the Purchasers or subsequent transferees of the Senior Notes in respect of the Redemption Amount; and (ii) a prepayment penalty equal to 2% of the Asset Sale Prepayment Amount will be paid by the Company to the Purchasers or subsequent transferees of the Senior Notes. Such payments will be apportioned ratably among the Senior Note holders according to the unpaid principal balance and accrued but unpaid interest thereon to which such payments relate. For purposes of this
Section 1.06(c), a "Substantial Asset Sale" is any voluntary or involuntary sale or series of sales of the Company's assets (including casualty losses or condemnations) which generate(s) (i) gross proceeds of $100,000 or more in the case of a single-asset sale, or (ii) aggregate gross proceeds of $100,000 or more over any 12-month period in the case of a series of asset sales.

     SECTION 1.07. WARRANTS FOR SENIOR NOTES. At the Closing, the Company will issue to the Purchasers of Senior Notes pro rata, according to each Purchaser's proportion of the aggregate principal amount of the Senior Notes, warrants for the purchase of an aggregate of 19.9% of the Common Stock of the Company, exercisable at $0.001 per share, in the form set forth as Exhibit D.

     SECTION 1.08. INTEREST RATE FOR JUNIOR NOTE; PAYMENT OF PRINCIPAL AND INTEREST FOR JUNIOR NOTE. The Junior Note will accrue interest at the rate of ten percent (10%) per annum, compounding quarterly. The said interest shall become due quarterly in arrears and shall be payable on the last day of each fiscal quarter (each, an "Interest Payment Date") in respect of the immediately preceding completed fiscal quarter. The first Interest Payment Date will be June 30, 2006. At the Company's sole option, all interest payments due and payable through June 30, 2009 may be paid in kind at the rate of fourteen percent (14%) per annum, compounding quarterly, in which case the accrued interest will be added to the principal amount of the Junior Note on the applicable Interest Payment Date, and interest will accrue on the aggregate principal amount. All interest payments due and payable after June 30, 2009 must be paid in cash. The Junior Note shall be due and payable in full at the Junior Note Maturity Date unless earlier converted in accordance with Section 3 of the Junior Note.

     SECTION 1.09. REDEMPTION OF JUNIOR NOTE. Until March 1, 2010, the Company may not prepay the Junior Note in whole or in part without the prior written consent of the holder thereto, which may be given or withheld in such holder's sole discretion. At anytime from March 1, 2010 until the

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Junior Note Maturity Date, the Company may prepay this Junior Note in whole or in part at any time without penalty.

     SECTION 1.10. CONVERSION OF JUNIOR NOTE. All or any part of the principal plus accrued but unpaid interest on the Junior Note may be converted at any time into a number of fully paid and nonassessable shares of Common Stock of the Company, at the sole option of the holder of the Junior Note, pursuant to the terms and conditions of conversion set forth in the Junior Note.

     SECTION 1.11. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made will be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be made on the next succeeding business day, and such extension of time will in such case be included in the computation of payment of interest due.

     SECTION 1.12. REGISTRATION OF NOTES. The Company will maintain at its principal office a register of the Notes and will record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note will be valid unless made on such register for the registered holder or his executors or administrators or his or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note or Notes, will be registered on the date of execution thereof by the Company and will be dated the date to which interest has been paid on such Notes or Note. The registered holder of a Note will be that person in whose name the Note has been so registered by the Company. A registered holder will be deemed the owner of a Note for all purposes of this Agreement and, subject to the provisions hereof, will be entitled to the principal and interest evidenced by such Note free from all equities or rights of setoff or counterclaim between the Company and the transferor of such registered holder or any previous registered holder of such Note.

     SECTION 1.13. TRANSFER AND EXCHANGE OF NOTES. The registered holder of any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange; provided, however, the registered holder of any Note or Notes will not transfer any such Note (a) to any person or entity which is not an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), (b) to any person or entity that could result in the loss of the exemption from registration under the Securities Act applicable to the original sale of the Notes, as determined in the reasonable discretion of the Company pursuant to a written opinion of the Company's counsel, and (c) so long as no Event of Default has occurred, without the consent of the Company, which consent will not be unreasonably withheld. Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, subject to the Company's consent, if such consent is required by this
Section 1.13, the Company will issue in exchange therefor another Note or Notes, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note will be made payable to such person or persons, or registered assigns, as the registered holder of such surrendered Note or Notes may designate, and such transfer or exchange will be made in such a manner that no gain or loss of principal or interest will result therefrom.

     SECTION 1.14. REPLACEMENT OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which a Purchaser whose name is set forth in the Schedule of Purchasers attached as Schedule I, its nominee, or any of its partners is the registered holder is lost, stolen or destroyed, the affidavit of the President, Treasurer or any Assistant Treasurer or any other authorized representative of the registered holder setting forth the circumstances with respect to such loss, theft or destruction will be accepted as satisfactory evidence thereof, and no indemnification bond or other security will be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the registered holder's written agreement to indemnify the Company.

     SECTION 1.15. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

          (A) The Company will fail to pay any installment of principal of, or interest due on, any of the Notes within five (5) calendar days of the date such installment is due;

          (B) Any material representation or warranty made by the Company in this Agreement or the Security and Pledge Agreements (as hereinafter defined), or by the Company (or any officers of the Company) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement or the Security and Pledge Agreements will prove to have been incorrect when made in any material respect;

          (C) The Company will fail to perform or observe any other material term, covenant or agreement contained in this Agreement, the Security and Pledge Agreements, the Notes or any agreement executed and delivered by the Company in connection with this Agreement or the Security and Pledge Agreements on its part to be performed or observed and any such failure remains unremedied for ten (10) business days after written notice thereof will have been given to the Company by any registered holder of the Notes;

          (D) The Company will fail to pay any indebtedness in excess of an aggregate of $100,000 for borrowed money (other than as evidenced by the Notes) owing by the Company, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness will become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or will fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any indebtedness in excess of an aggregate of $100,000 owing by the Company when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such indebtedness, or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such indebtedness, unless such failure to pay or perform will be waived by the holder or holders of such indebtedness or such trustee or trustees;

          (E) The Company will be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case which is not dismissed within sixty (60) days; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or
(vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

          (F) The Company shall fail to perform any of its obligations under
Section 5.21, Section 5.22, Section 5.23 or Article VI of this Agreement;

          (G) The Company shall fail to effect a one-for-ten reverse stock split of its Common Stock (the "Reverse Stock Split") within 90 days following the Closing Date;

          (H) The Company shall fail to reduce Chief Executive Officer Casper Zublin's salary by $100,000 ratably over the 48 months within 15 days following the Closing Date, with such reduction to be set forth in a written agreement between the Company and Mr. Zublin in form and substance reasonably satisfactory to the Purchasers;

          (I) The Company shall fail to complete the conversion of all of the obligations outstanding under the Outstanding Notes into Common Stock of the Company at a conversion rate of $0.02 per share on or before the earlier of (a) three business days following the effective date of the Reverse Stock Split, or
(b) June 30, 2006;

          (J) Any judgment, writ, warrant of attachment or execution or similar process will be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process will not be released, vacated or fully bonded within sixty (60) days after its issue or levy; or

          (K) The Company shall fail to effect, as set forth on Schedule C of the respective Security and Pledge Agreements, the termination within (i) ten
(10) calendar days of the Closing Date of each of those certain financing statements on file by Laurus Master Fund, Ltd., C.W. Zublin, Jr. Trust, Glen Ackerman, and Lisa Ackerman in any jurisdiction purporting to evidence a security interest in any assets of the Company or its affiliates and (ii) thirty
(30) calendar days of the Closing Date of any and all other financing statements on file in any jurisdiction purporting to evidence a security interest in any assets of the Company or its affiliates, other than the financing statements evidencing the security interests of the Purchasers pursuant to the Security and Pledge Agreements.

then, and in any such event, any holder of any Note may, by notice to the Company, declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts will become and be forthwith due and payable (unless there will have occurred an Event of Default under subsection 1.15(e) in which case all such amounts will automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers that, as of the Closing and except as set forth in the Disclosure Schedule attached as Schedule IV (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case will constitute the sole representation and warranty as to which such exception will apply):

     SECTION 2.01. ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.

          (A) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified does not have a material adverse effect on the Company's business or financial condition. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Security and Pledge Agreements, and to issue, sell and deliver the Notes and the Warrants.

          (B) The Company has no subsidiaries, other than as set forth on
Schedule IV. The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity, other than as set forth on
Schedule IV.

     SECTION 2.02. AUTHORIZATION OF AGREEMENTS, ETC.

          (A) The execution and delivery by the Company of this Agreement and the Security and Pledge Agreements, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Notes and the Warrants have been duly authorized by all requisite corporate action and will not (i) violate any provision of law, any order of any court or other agency of government, (ii) violate the Certificate of Incorporation or the By-laws of the Company, each as amended, (iii) violate any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (v) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except in the case of clauses (i), (iii), (iv) and (v), as would not have a material adverse effect on the Company.

          (B) The Notes and the Warrants have been duly authorized and, when issued in accordance with this Agreement, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. Except as set forth on Schedule IV, the issuance, sale and delivery of the Notes and the Warrants are not subject to any preemptive right of shareholders of the Company or to any right of first refusal or other right in favor of any person.

     SECTION 2.03. VALIDITY. Each of this Agreement, the Security and Pledge Agreements and the Notes and the Warrants have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

     SECTION 2.04. AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of 450,000,000 shares of Common Stock, $.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share ("Preferred Stock"). As of the date of this Agreement, 81,164,636 shares of Common Stock and no shares of Preferred Stock were validly issued and outstanding, fully paid and nonassessable. Except as disclosed in SEC Reports (as defined below), there are no options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company. All outstanding securities of the Company are validly issued, fully paid and nonassessable. No stockholder of the Company is entitled to any preemptive rights with respect to the purchase of or sale of any securities of the Company.

     SECTION 2.05. SEC FILINGS, OTHER FILINGS AND REGULATORY COMPLIANCE. Since January 1, 2002, the Company has timely made all filings required to be made by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has delivered or made accessible to the Purchasers true, accurate and complete copies of (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005, (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2005 and December 31, 2005, (c) the Company's definitive proxy statement dated November 17, 2005 relating to its Annual Meeting of Stockholders, and (d) all the Company's Current Reports on Form 8-K filed since July 1, 2005 (collectively, the "SEC Reports"). The SEC Reports when filed, complied in all material respects with all applicable requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, if and to the extent applicable, and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder applicable to the SEC Reports. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Company has taken, or will have taken prior to the Closing, all necessary actions to maintain eligibility of its Common Stock for trading on OTC Bulletin Board under all currently effective inclusion requirements. Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respect the consolidated results of operations of the Company for the periods or as of the dates therein set forth in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods indicated or as a result of year end adjustments and except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP). Such financial statements included in the SEC Reports were, at the time they were filed, consistent with the books and records of the Company in all material respects and complied as to form in all material respects with then applicable accounting requirements and with the rules and regulations of the SEC with respect thereto. The Company keeps accounting records in which all material assets and liabilities, and all material transactions, including off-balance sheet transactions, of the Company are recorded in accordance with GAAP.

     SECTION 2.06. GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Notes and the Warrants, other than filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required or permitted to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Notes and the Warrants.

     SECTION 2.07. OFFERING OF THE NOTES. Except for the filing of a registration statement on Form S-1 with the SEC on November 25, 2005 in connection with a proposed rights offering, which registration statement was withdrawn as of February 3, 2006, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Notes and the Warrants to the Purchasers. Based upon the policy position of the SEC, as described in the SEC staff's No-Action Letters dated June 26, 1990 to Black Box Incorporated and February 28, 1992 to Squadron, Ellenoff, Pleasant & Lehrer, and the Purchasers' representations in Article III, the issuance of the Notes and the Warrants to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act.

     SECTION 2.08. MATERIAL CHANGES. Except as set forth in Schedule IV attached hereto, since June 30, 2005, there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Company of any shares of Common Stock; (ii) any declaration, setting aside or payment of any dividend or other distribution by the Company with respect to the Common Stock; (iii) any material liabilities (absolute, accrued or contingent) incurred or assumed by the Company, other than current liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business, purchase price payment obligations incurred in connection with the acquisition of Red Rock Communications Solutions, Inc. and Integration Technologies, Inc. and liabilities not required to be reflected on the Company's financial statements pursuant to GAAP; or (iv) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge) (each, a "Lien") or adverse claim on any of the Company's properties or assets, except for Liens for taxes not yet due and payable, interest of lessors under operating capital leases, purchase money liens, amounts deposited for security for surety bonds, Liens incurred in connection with the Company's credit facility with New England Technology Finance, LLC, Liens incurred in the ordinary course of business or Liens that are not material in amount to the Company and its subsidiaries.

     SECTION 2.09. LITIGATION. Except as disclosed in the Schedule IV attached hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened involving the prior employment of any of the Company's employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental authority. Except as disclosed in Schedule IV attached hereto, there is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its subsidiaries currently intends to initiate, which could reasonably be expected to have a material adverse effect.

     SECTION 2.10. OWNERSHIP OF PROPERTY; LIENS. The Company and each of its subsidiaries has good and marketable title in fee simple, or a valid leasehold interest in, all of its real property; and good title to, or a valid leasehold interest in, all of its other property, and none such property is subject to any Lien except as set forth on Schedule IV attached hereto.

     SECTION 2.11. INTELLECTUAL PROPERTY RIGHTS. To the best of its knowledge, the Company owns or possesses the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (the "Intellectual Property"). Except as set forth in Schedule IV attached hereto, there are no material outstanding options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as set forth in Schedule IV attached hereto, there is no claim or action or proceeding pending or, to the Company's knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property. Except as set forth in Schedule IV attached hereto, to the knowledge of the Company, the Company's Intellectual Property does not infringe any intellectual property rights of any other person which, if the subject of an unfavorable decision, ruling or finding would have a material adverse effect.

     SECTION 2.12. INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged.

     SECTION 2.13. BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     SECTION 2.14. NON-OPERATIONAL SUBSIDIARIES. Neither BugSolver.Com, Inc., TekInsight e-Government Services, Inc., nor TekInsight Research, Inc. operates any business, nor does any such entity own any material assets.

     SECTION 2.15. FEDERAL RESERVE REGULATIONS. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Notes will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     SECTION 2.16. OFFICE HEADQUARTERS. The sole lease agreement now currently in full force and effect for the Company's principal place of business is that certain Office Lease Agreement, made and entered into as of the 21st day of July, 2003, by and between CA-Fairchild Corporate Center Limited Partnership, a Delaware limited partnership, as landlord, and Integration Technologies, Inc., a California corporation, tenant (as amended, supplemented, or otherwise modified from time to time) (the "Office Lease").

     SECTION 2.17. REPRESENTATIONS COMPLETE. The representations and warranties made by the Company in this Agreement, the statements made in any certificates furnished by the Company pursuant to this Agreement, and the statements made by the Company in any documents mailed, delivered or furnished to the Purchasers in connection with this Agreement, taken as a whole, do not contain and will not contain, as of their respective dates and as of the Closing Date, any misstatements of material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser severally represents and warrants (except, with respect to the first sentence of (f) below, as to which Lloyd I. Miller, III and Trust A-4
- Lloyd I. Miller, make no representation or warranty) to the Company that:

          (A) it is a "large institutional accredited investor" as such term is used in the SEC staff's No-Action Letter dated February 28, 1992 to Squadron, Ellenoff, Pleasant & Lehrer, or, if a Purchaser is not an institution, it beneficially owns and invests on a discretionary basis at least $100,000,000 in securities of issuers that are not affiliated with such Purchaser, and was not organized for the specific purpose of acquiring the Notes;

          (B) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

          (C) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

          (D) the Notes being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

          (E) it understands that (i) the Notes have not been registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Notes must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

          (F) in the case of SACC Partners, L.P., all limited partnership action on the part of such Purchaser and its partners necessary for the performance of such Purchaser's obligations under this Agreement and the Security and Pledge Agreements, and the transactions contemplated hereby and thereby, will be taken prior to the Closing. This Agreement and the Security and Pledge AgreementS are valid, binding and enforceable obligations of Purchaser, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor's rights and to the availability of the remedy of specific performance. The Purchaser has all requisite legal and limited partnership power to execute and deliver this Agreement and the Security and Pledge Agreements;

          (G) it understands that (i) the Notes are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and (ii) that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Notes;

          (H) The Company or its counsel have made available all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes which have been specifically requested by such Purchaser. Each Purchaser has been afforded the opportunity to ask questions of the Company, was permitted to meet with the Company's officers and has received what such Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by the Purchasers or any of their respective representations will modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained herein. Each Purchaser understands that such Purchaser's investment in the Securities involves a high degree of risk, including without limitation the risks and uncertainties disclosed in the SEC Documents. Each Purchaser acknowledges it has reviewed the disclosures presented under the caption "Risk Factors" in the Company's Form 10-Qs and Form 10-Ks;

          (I) it understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Notes; and

          (J) it is a resident of the jurisdiction set forth under Purchaser's name on Schedule I hereto.

                                   ARTICLE IV

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

     The obligation of each Purchaser to purchase and pay for the Notes being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date of the following conditions:

          (A) SECURITY AND PLEDGE AGREEMENTS. A Security and Pledge Agreement by and among the Company, DynTek Services, Inc., and the holders of the Senior Notes, in the form attached as Exhibit E (the "Senior Security and Pledge Agreement"), and all related financing statements and a Security and Pledge Agreement by and among the Company, DynTek Services, Inc. and the holders of the Junior Note, in the Form attached as Exhibit G (the "Junior Security and Pledge Agreement", and collectively with the Senior Security and Pledge Agreement, the "Security and Pledge Agreements") and other similar instruments and documents, will have been executed and delivered to the Purchasers by a duly authorized officer of the Company and a duly authorized officer of each of the subsidiaries of the Company party thereto.

          (B) LEGAL OPINION. The Purchasers will have received an opinion of the Company's counsel, dated the Closing Date, with respect to legal matters customary for transactions of this type, in a form reasonably acceptable to the Purchasers.

          (C) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article II will be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that the representation or warranty speaks to a specific date), and the President and Chief Financial Officer of the Company will have certified to such effect to the Purchasers in writing.

          (D) PERFORMANCE. The Company will have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date and the President and Chief Financial Officer of the Company will have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

          (E) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (F) SUPPORTING DOCUMENTS. The Purchasers and their counsel will have received copies of the following documents:

               (i) (A) the Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary;

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Security and Pledge Agreements, the issuance, sale and delivery of the Notes and the Warrants, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing any of this Agreement, the Security and Pledge Agreements, the Notes, the Warrants and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

               (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

     All such documents will be satisfactory in form and substance to the Purchasers and their counsel.

          (G) PREEMPTIVE AND FIRST REFUSAL RIGHTS. All stockholders of the Company having any preemptive or first refusal rights with respect to the issuance of the Notes will have irrevocably waived the same in writing or all such rights will have expired.

          (H) FEES OF PURCHASERS' COUNSEL. The Company will have paid in accordance with Section 7.01 the fees and disbursements of each Purchaser's counsel invoiced at the Closing; provided, however, that the Purchasers may deduct such amounts from the consideration to be delivered to the Company for the purchase of the Notes pursuant to Section 1.03.

          (I) TERMINATION BY EITHER PURCHASER. Neither Purchaser will be obligated to complete the purchase of the Notes if the other Purchaser elects not to complete the transaction.

          (J) CONVERSION OF EXISTING DEBT. On or before the Closing Date, the Company shall have entered into a binding, written Conversion and Settlement Agreement, substantially in the form of Exhibit C with each and every holder of the 9% Notes, the Amended 9% Notes, the Bridge Notes and the Acquisition Notes, respectively.

          (K) BOARD OF DIRECTORS. Effective as of the Closing Date, Robert Webber and Marshall Toplansky shall have resigned from the Company's Board of Directors, and Alan Howe shall have been appointed to the Company's Board of Directors.

          (L) RENEGOTIATION OF TRADE DEBT. At least $575,000 in face amount of the Company's existing unsecured trade debt set forth on Schedule II shall have been renegotiated pursuant to the terms of a Settlement and Release Agreement substantially in the form of Exhibit B, and such Settlement and Release Agreements shall have been duly entered into by the Company with those certain trade creditors pursuant to binding, written agreements.

          (M) EQUITY INVESTMENT. A private placement of the Company's Common Stock of at least $1,000,000 at a price per share of $0.02 by Network 1 Financial Services, Inc. (the "Private Placement") shall be subject to a binding, written agreement with the Company which shall close before the closing of this Agreement.

          (N) WARRANT. The Company shall have issued to the Purchasers of Senior Notes pro rata, according to each such Purchaser's proportion of the aggregate principal amount of the Senior Notes, warrants for the purchase of an aggregate of 19.9% of the Common Stock of the Company, exercisable at $0.001 per share, in the form set forth as Exhibit D.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

     The Company agrees that, so long as any Notes are outstanding, except to the extent compliance in any case or cases is waived in writing by the holders of the entire aggregate unpaid principal amount of the Notes then outstanding:

     SECTION 5.01. FINANCIAL STATEMENTS, REPORTS, ETC. The Company will furnish to each Purchaser:

          (A) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

          (B) within forty five (45) days after the end of each fiscal quarter in each fiscal year a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter;

          (C) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.09 of this Agreement that could materially adversely affect the Company or any of its subsidiaries, if any;

          (D) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the SEC; and

          (E) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

     Notwithstanding this Section 5.01, so long as the Company is required to make filings pursuant to the Exchange Act and makes such filings in a timely manner, the Company will be deemed to have furnished to the Purchasers the financial statements and other reports required by this Section 5.01.

     SECTION 5.02. CORPORATE EXISTENCE; MAINTENANCE OF BUSINESS. The Company will, and will cause each of its subsidiaries to, preserve and maintain its existence. The Company will, and will cause each of its subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the conduct of its business where the failure to do so could reasonably be expected to have a material adverse effect.

     SECTION 5.03. PROPERTIES, INSURANCE. The Company will maintain as to its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance will be deemed by the Company to be sufficient.

     SECTION 5.04. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Senior Notes, less the amounts withheld pursuant to Section 7.01, solely to repay all outstanding obligations of the Company to the Laurus Master Fund Ltd,. as set forth on Schedule V. The Company will use the proceeds from the sale of the Junior Note, less the amounts withheld pursuant to Section 7.01, solely to repay any remaining outstanding obligations to the Laurus Master Fund, Ltd. after the proceeds of the Senior Notes are depleted, with any remaining proceeds from the Junior Notes to be used solely for the purposes set forth on
Schedule V.

     SECTION 5.05. COMPLIANCE WITH LAWS. The Company will comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     SECTION 5.06. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company will keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business will be made.

     SECTION 5.07. DIVIDENDS AND CERTAIN OTHER RESTRICTED PAYMENTS. The Company will not, nor will it permit any of its subsidiaries to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same.

     SECTION 5.08. MATERIAL CONTRACTS. The Company will not, nor will it permit any of its subsidiaries to, enter into any contract, agreement or business arrangement which requires annual expenditures of $2,500,000 or more.

     SECTION 5.09. CAPITAL EXPENDITURES. The Company will not, nor will it permit any of its subsidiaries to, incur any Capital Expenditures other than in the ordinary course consistent with past practice. For purposes of this Agreement, "Capital Expenditures" means, with respect to any person or entity for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such person or entity during that period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such person or entity in accordance with GAAP.

     SECTION 5.10. MERGERS, CONSOLIDATIONS AND ASSET SALES. The Company will not, nor will it permit any of its subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets; provided, however, that the Company shall have the sole discretion to discontinue its or any of its subsidiaries' Business, Process Outsourcing, or BPO, services segment at any time. The Company will not, nor will it permit any of its subsidiaries to sell, transfer, lease or otherwise make any Substantial Asset Sale (as such term is defined in Section 1.06) for consideration other than cash while the Notes or any part thereof remain outstanding.

     SECTION 5.11. ACQUISITIONS. The Company will not, nor will it permit any of its subsidiaries to, directly or indirectly, acquire all or any substantial part of the assets or business of any other entity or division thereof.

     SECTION 5.12. PREPAYMENT OF INDEBTEDNESS. The Company will not, nor will it permit any of its subsidiaries, to prepay any indebtedness for borrowed money; provided, however, that this Section 5.12 will not prohibit the Company from redeeming the Notes pursuant to the terms of this Agreement.

     SECTION 5.13. ISSUANCE OF SHARES. The Company will not, nor will it permit any of its subsidiaries to issue, assign, sell or transfer any shares of capital stock or other equity interests of the Company or such subsidiary; provided, however, that the foregoing will not operate to prevent (a) Liens on the capital stock or other equity interests of subsidiaries of the Company pursuant to the amended and restated Security and Pledge Agreements; (b) the issuance, sale, and transfer to any person of any shares of Common Stock of the Company pursuant to
(i) the Private Placement or warrants issued in connection therewith or the issuance by the Company of shares of Common Stock upon the exercise of such warrants, (ii) execution and consummation of the terms of the Conversion and Settlement Agreements, or (iii) the Settlement and Release Agreements; (c) the issuance of the Junior Note to the Purchaser set forth on Schedule I hereto, or the issuance of Common Stock upon conversion thereof; (d) the issuance by the Company to the Purchasers of the warrants in the form set forth in Exhibit D hereto, or the issuance by the Company of shares of Common Stock upon the exercise of such warrants; (e) the issuance of options or rights to purchase Common Stock under the Company's equity incentive plans, as amended, in effect as of the date hereof; or (f) the issuance of shares upon the exercise or conversion of securities exercisable or convertible into shares of the Company's Common Stock that are outstanding as of the date hereof or otherwise permitted to be issued under this Section 5.13.

     SECTION 5.14. EXECUTIVE AND OFFICER COMPENSATION. The Company will not, nor will it permit any of its subsidiaries to, grant any increase in the compensation of officers or executive employees (excluding any such increase required under a currently effective employment agreement by and between such officer or executive employee and the Company).

     SECTION 5.15. CHANGE IN THE NATURE OF BUSINESS. The Company will not, nor will it permit any of its subsidiaries to, engage in any business or activity other than the general nature of the business engaged in by it as of the Closing Date or discontinue its engagement in any business or activity engaged in by it as of the Closing Date; provided, however, that the Company shall have the sole discretion to discontinue its or any of its subsidiaries' BPO services segment at any time.

     SECTION 5.16. RENEGOTIATION OF TRADE DEBT. The Company will continue to use its reasonable best efforts to renegotiate the entire amount of its trade debt set forth on Schedule II.

     SECTION 5.17. REVERSE STOCK SPLIT. The Company will use its reasonable best efforts to effect the Reverse Stock Split within 90 days following the Closing Date.

     SECTION 5.18. VOTING RIGHTS FOR WARRANTS AND JUNIOR NOTE. Unless enforcement of this covenant is waived in writing by written notice to the Company given by all of the Senior Note holders not later than thirty (30) calendar days prior to the record date of the Company's next Annual Meeting of Stockholders, the Company, at its next Annual Meeting of Stockholders will use reasonable best efforts to obtain stockholder approval of an amendment to the Company's Second Amended and Restated Certificate of Incorporation to confer upon the holder of (i) the Warrants the power to vote, in respect to the corporate affairs and management of the Company, that number of shares of Common Stock into which such Purchaser's Warrant may then be exercised in accordance with Section 221 of the General Corporation Law of the State of Delaware and
(ii) the Junior Note the power to vote, in respect to the corporate affairs and management of the Company, that number of shares of Common Stock into which such Junior Note may then be converted in accordance with Section 221 of the General Corporation Law of the State of Delaware

     SECTION 5.19. COMPLIANCE WITH SECURITY AND PLEDGE AGREEMENTS. The Company will comply at all times with all of the terms and conditions of the Security and Pledge Agreements.

     SECTION 5.20. TERMINATION OF FINANCING STATEMENTS. Either within ten (10) calendar days after the Closing Date or thirty (30) calendar days after the Closing Date, as more specifically set forth on Schedule C of the respective Security and Pledge Agreements, the Company will take all necessary actions to terminate all financing statements in any jurisdiction which purport to evidence a security interest in any asset of the Company or its affiliates in respect of all entities set forth on Schedule C of the respective Security and Pledge Agreements, including, without limitation, in favor of the Laurus Master Fund, Ltd. or any affiliate thereof; provided, however, the Company will not terminate any financing statement evidencing a security interest of any of the Purchasers pursuant to the Security and Pledge Agreements.

     SECTION 5.21. DEPOSIT ACCOUNT. Within (i) ten (10) business days after the Closing Date, the Company shall take all necessary actions to execute, deliver and establish a control agreement by and for the benefit of the Purchasers in respect of that certain deposit account held by the Company at LaSalle Bank Midwest N.A.(Account No. 6856286387 and ABA No. 07200805) and such control agreement shall be in form and substance reasonably satisfactory to the Purchasers and accompanied by an opinion of counsel to the Company addressed to the Purchasers regarding the creation and perfection of the Purchasers' respective security interests in such deposit account and such other matters as the Purchasers may reasonably request and (ii) fifteen (15) business days after the Closing Date, the Company shall use commercially reasonable best efforts to execute, deliver and establish a control agreement by and for the benefit of the Purchasers in respect of that certain escrow account established in connection with an Escrow Agreement, dated as of September 22, 1997, by and among, Dyntek, Inc. (f/k/a Data Systems Network Corporation, a predecessor entity to Dyntek, Inc.), Hooper Holmes, Inc. and JPMorgan Chase Bank, N.A. (f/k/a NBD Bank which was a predecessor entity to JPMorgan Chase Bank, N.A.) (as amended, supplemented or modified from time to time) (the "Escrow Account") and such control agreement shall be in form and substance reasonably satisfactory to the Purchasers and accompanied by an opinion of counsel to the Company addressed to the Purchasers regarding the creation and perfection of the Purchasers' respective security interests in such Escrow Account and such other matters as the Purchasers may reasonably request.

     SECTION 5.22. MORTGAGE LEASEHOLD. Within thirty (30) business days after the Closing Date, the Company shall use its reasonable best efforts to take all action necessary to execute, deliver and establish a mortgage over the Company's leasehold interest in its office headquarters referred to in Section 2.16 hereof for the benefit of the Purchasers, with such mortgage to be in form and substance satisfactory to the Purchasers and accompanied by an opinion of counsel to the Company addressed to the Purchasers regarding the creation and perfection of the Purchasers' respective security interests in such leasehold interest and such other matters as the Purchasers may reasonably request.

     SECTION 5.23. DELIVERY OF CERTIFICATES. Within five (5) business days of the Closing Date, the Company shall deliver to the Purchasers the certificates for all shares or units of DynTek Services, Inc. evidenced by a certificate duly endorsed in blank for transfer or accompanied by an appropriate assignment or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto.

                                   ARTICLE VI

                                  REGISTRATION

     SECTION 6.01. PIGGYBACK REGISTRATION. If, prior to June 30, 2006, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Purchasers) the sale of any of its securities under the Securities Act, then the Company will promptly give the Purchasers written notice thereof and will use its reasonable best efforts to include in such registration (A) all or any part of the shares of Common Stock issuable by the Company upon the exercise of warrants or conversion of notes (including, for the avoidance of doubt, the Junior Note) issued by the Company to SACC Partners L.P., Lloyd I. Miller, III and the Purchasers hereto (i) on October 26, 2005 and (ii) on the Closing Date; and (B) all Conversion Shares (as such term is defined in those certain Conversion and Settlement Agreements executed as of the date hereof by and between (x) the Company and SACC Partners, L.P. and (y) the Company and Lloyd I. Miller, III) (collectively, the "Registrable Securities"). This requirement does not apply to Company registrations on Form S-4 or S-8 or their equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans. Each Purchaser must give its request for registration under this paragraph to the Company in writing within 10 days after receipt from the Company of notice of such pending registration. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Purchasers as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which the Purchasers have requested inclusion hereunder. Any exclusion of Registrable Securities will be made pro rata among all holders of the Company's securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders. However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of such securities in such Registration Statement or are not entitled pro rata inclusion with the Registrable Securities.

     SECTION 6.02. MANDATORY REGISTRATION. If, at anytime on or after June 30, 2006, the resale of any Registrable Securities have not been registered by the Company pursuant to Section 6.01 hereof, the Purchasers may deliver notice to the Company to require that the Company register all Registrable Securities on a registration statement on Form S-1, or other form then available to the Company under applicable SEC rules and regulations (the "Registration Statement"), covering the resale of all of the Registrable Securities. The date on which the Company receives such notice is referred to herein as the "Demand Date." The Company shall use commercially reasonable best efforts (i) to cause such Registration Statement to be filed under the Securities Act as promptly as practicable after receipt of notice of such demand, but in any event not more than 30 days following the Demand Date and (ii) to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than 90 days following the Demand Date (the "Demand Effective Date"). However, so long as the Company has filed the Registration Statement within 30 days after the Demand Date, (a) if the SEC takes the position that registration of the resale of the Registrable Securities by the Purchasers is not available under applicable laws, rules and regulations and that the Company must register the offering of the Registrable Securities as a primary offering by the Company, or
(b) if the Registration Statement receives SEC review, then the Demand Effective Date will be the 120th day after the Demand Date. In the case the SEC takes the position that resale registration is not available, the Company will, within 40 business days after the date the Company receives such SEC response, file a Registration Statement as a primary offering. The Company's best efforts will include, without limitation, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will cause the Registration Statement to become effective within five business days after such SEC notification. Once the Registration Statement is declared effective by the SEC, the Company will cause the Registration Statement to remain effective throughout the Registration Period, except as permitted under this Section. "Registration Period" means the period between the Demand Date and the earlier of the date on (i) which (x) all of the Registrable Securities have been sold by the Purchasers pursuant to a Registration Statement and (y) are freely tradable under the Securities Act, or (ii) all the Registrable Securities may be immediately sold by the Purchasers without registration and without restriction as to the number of Registrable Securities to be sold, pursuant to Rule 144 or otherwise. On the date of each monthly anniversary of the date on which any breach of this Section 6.02 first occurs (including failure to file a Registration Statement or to cause a Registration Statement to be declared effective within the time periods set forth herein) until the applicable default is cured (each, a "Payment Date"), the Company shall issue to the Purchasers as damages additional shares of the Company's Common Stock equal to 2.0% of the aggregate amount of the Registrable Securities, and all such shares shall become Registrable Securities; provided, however, that the total number of shares of the Company's Common Stock payable pursuant to this Section 6.02 to any Purchaser shall not exceed the number of shares, less one share, which, if issued, would have, at the time of the Closing Date or Payment Date, required stockholder approval of such issuance pursuant to
Section 4350(i)(1)(D) of the Nasdaq Marketplace Rules if the Company is then subject to such rule. In the event the number of shares of the Company's Common Stock issuable under this Section 6.02 is restricted by the limitations of the previous sentence, the Company may waive such limitation or, at the Company's election, the balance of the damages payable by the Company pursuant to this
Section 6.02 may be paid in cash (valuing the shares not so issued at the average of the closing prices of the Company's Common Stock over the twenty (20) trading days immediately preceding the one-month anniversary of the default which requires the issuance of shares) on the applicable Payment Date in accordance with payment instructions provided by each Purchaser.

     SECTION 6.03. CONTINUED EFFECTIVENESS OF REGISTRATION STATEMENT. Subject to the limitations set forth in Section 6.08, the Company will keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period. In the event that the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued, the Company will (if permitted) amend the Registration Statement or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities. The Company will file such amendment or new Registration Statement as soon as practicable, but in no event later than 30 business days after the necessity therefor arises (based upon the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company will use its best efforts to cause such amendment or new Registration Statement to become effective as soon as is practicable after the filing thereof, but in no event later than 90 days after the date on which the Company reasonably first determines the need therefor.

     SECTION 6.04. ACCURACY OF REGISTRATION STATEMENT. Any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

     SECTION 6.05. FURNISHING DOCUMENTATION. The Company will furnish to the Purchasers, or to their legal counsel, (a) promptly after such document is filed with the SEC, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as the Purchasers may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Purchasers. The Company will promptly notify by facsimile or email the Purchasers of the effectiveness of the Registration Statement and any post-effective amendment.

     SECTION 6.06. ADDITIONAL OBLIGATIONS. The Company will use its best efforts to (a) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as the Purchasers reasonably request, (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 6.06, (ii) subject itself to general taxation in any such jurisdiction,
(iii) file a general consent to service of process in any such jurisdiction,
(iv) provide any undertakings that cause material expense or material burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

     SECTION 6.07. UNDERWRITTEN OFFERINGS. If the Purchasers select underwriters reasonably acceptable to the Company for an underwritten offering, the Company will enter into and perform its obligations under an underwriting agreement in usual and customary form including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering.

     SECTION 6.08. SUSPENSION OF REGISTRATION.

          (A) The Company will notify (by telephone and also by facsimile and reputable overnight courier) the Purchasers of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will make such notification as promptly as practicable (but in no event more than two business days) after the Company becomes aware of the event, will promptly (but in no event more than ten business days) prepare and file a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to the Purchasers as they may reasonably request.

          (B) Notwithstanding the obligations under Section 6.08(a), if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the Registration Statement, but which disclosure would be premature or otherwise inadvisable at such time or would reasonably be expected to have a material adverse effect upon the Company and its stockholders, the Company will have the right to suspend the use of the Registration Statement for a period of not more than forty-five (45) days; provided, however, that the Company may so defer or suspend the use of the Registration Statement no more than one time in any twelve-month period.

          (C) Subject to the Company's rights under this Article VI, the Company will use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time and to notify the Purchasers of the issuance of such order and the resolution thereof.

          (D) Notwithstanding anything to the contrary contained in this Agreement, if the use of the Registration Statement is suspended by the Company, the Company will promptly (but in no event more than two business days) give notice of the suspension to the Purchasers, and will promptly (but in no event more than two business days) notify the Purchasers as soon as the use of the Registration Statement may be resumed.

     SECTION 6.09. TRANSFER AGENT; REGISTRAR. The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

     SECTION 6.10. SHARE CERTIFICATES. The Company will cooperate with the Purchasers and with the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the Purchasers or the managing underwriter(s), if any, may reasonably request.

     SECTION 6.11. PLAN OF DISTRIBUTION. At the reasonable request of the Purchasers, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

     SECTION 6.12. SECURITIES LAWS COMPLIANCE. The Company will comply with all applicable laws related to any Registration Statement relating to the offer and sale of Registrable Securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

     SECTION 6.13. FURTHER ASSURANCES. The Company will take all other reasonable actions as the Purchasers or the underwriters, if any, may reasonably request to expedite and facilitate disposition by such Purchaser of the Registrable Securities pursuant to the Registration Statement.

     SECTION 6.14. EXPENSES. The Company will bear all reasonable expenses, other than underwriting discounts and commissions, and transfer taxes, if any, incurred in connection with registrations, filings or qualifications pursuant to
Article VI of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of the Purchasers' legal counsel.

     SECTION 6.15. INDEMNIFICATION. In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

          (A) To the extent permitted by law, the Company will indemnify, defend and hold harmless each Purchaser that holds Registrable Securities, and agents, employees, attorneys, accountants, underwriters (as defined in the Securities
Act) for such Purchasers and any directors or officers of such Purchasers or such underwriter and any person who controls the Purchasers or such underwriter within the meaning of the Securities Act or the Exchange Act (each, a "Purchaser Indemnified Person") against any losses, claims, damages, expenses or liabilities (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or any preliminary prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, "Violations"). Subject to the restrictions set forth herein with respect to the number of legal counsel, the Company will reimburse the Purchasers and each such attorney, accountant, underwriter or controlling person and each such other Purchaser Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification contained in this Section 6.15 (i) does not apply to a Claim by a Purchaser Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Purchaser Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus or supplement thereto was timely made available by the Company; and (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser Indemnified Persons and will survive the transfer of the Registrable Securities by the Purchasers.

          (B) In connection with any Registration Statement in which a Purchaser is participating, each such Purchaser will indemnify and hold harmless, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each a "Company Indemnified Person") against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in such Registration Statement. Such Purchaser will promptly reimburse each Company Indemnified Person for any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this section does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent will not be unreasonably withheld, and no such Purchaser will be liable under this Agreement for the amount of any Claim that exceeds the net proceeds actually received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of a Company Indemnified Party and will survive the transfer of the Registrable Securities by the Purchasers.

          (C) If any proceeding shall be brought or any claim asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

          (D) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the

Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one separate counsel). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on Claims that are the subject matter of such proceeding.

          (E) Subject to the foregoing, all reasonable fees and expenses of the Indemnified Party (including fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

     SECTION 6.16. TRANSFER. The rights of the Purchasers hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by the Purchasers to transferees or assignees of all or any portion of the Registrable Securities, but only if (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) such transfer is made in accordance with the applicable requirements of this Agreement, and (f) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01. EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions will be consummated; provided, however, that the Company will pay the reasonable fees and disbursements of each of the Purchasers' special counsel, Paul, Hastings, Janofsky & Walker LLP and Andrews Kurth LLP, in connection with such transactions and with the Bridge Loan, upon delivery of a reasonably itemized invoice setting forth the services performed by such special counsel in connection with such transactions. The Purchasers may deduct such fees from the amount to be delivered for the purchase of the Notes pursuant to
Section 1.03. The Company shall also promptly pay upon demand the fees and disbursements of each Purchaser's counsel incurred in connection with any amendments, modifications, supplements or waivers in connection with this Agreement or any ancillary document related thereto upon delivery of a reasonably itemized invoice setting forth the services performed by such special counsel in connection with such transactions.

     SECTION 7.02. SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made in this Agreement, the Security and Pledge Agreements or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement or the Security and Pledge Agreements will survive the execution and delivery of this Agreement or the Security and Pledge Agreements, the issuance, sale and delivery of the Notes and Warrants, and with respect to the Notes, until the repayment of the Notes in full.

     SECTION 7.03. BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 7.04. PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers will inure to the benefit of any and all subsequent holders from time to time of Notes and Warrants.

     SECTION 7.05. NOTICES. All notices, requests, consents and other communications hereunder will be in writing and will be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or recognized overnight courier service, addressed as follows:

if to the Company:                          19700 Fairchild Road, Suite 230
                                            Irvine, California 92612
                                            fax: (949) 955-0086
                                            Attention: Chief Financial Officer

with a copy to:                             Christopher Ivey, Esq.
                                            Stradling Yocca Carlson & Rauth
                                            660 Newport Center Drive, Suite 1600
                                            Newport Beach, CA  92660
                                            fax: (949) 725-4100

If to any Purchaser, at the address of such Purchaser set forth in Schedule I, and

If to Lloyd I. Miller, III, with a copy to: Paul N. Silverstein, Esq.
                                            Andrews Kurth LLP
                                            450 Lexington Avenue
                                            New York, NY 10017
                                            fax: (212) 850-2929

If to SACC Partners LP, with a copy to:     Peter J. Tennyson, Esq.
                                            Paul, Hastings, Janofsky & Walker
                                            LLP
                                            695 Town Center Drive, 17th Floor
                                            Costa Mesa, CA 92626
                                            fax: (714) 668-6337

     SECTION 7.06. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of California without regard for conflicts of laws or choice of laws principles.

     SECTION 7.07. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, along with the Notes, the Warrants and the Security and Pledge Agreements, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference. There are no other agreements of the parties and no party is relying on any representations of the other not expressly set forth herein or any ancillary document related hereto or thereto. All Schedules and Exhibits hereby are hereby incorporated herein by reference.

     SECTION 7.08. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     SECTION 7.09. AMENDMENTS. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least 66(2)/3% of the outstanding principal amount of the Notes.

     SECTION 7.10. SEVERABILITY. If any provision of this Agreement will be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement will not be affected thereby.

     SECTION 7.11. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 7.12. NO PUBLICITY. Except as expressly provided below, no party will make, issue or release any public announcement, press release, statement or acknowledgment (collectively, "Public Announcement") of the existence of, or reveal publicly the terms, conditions and status of, the transactions contemplated hereby, without the prior written consent of the other party as to the content and time of release of and the media in which such Public Announcement is to be made; provided, however, that in the case of a Public Announcement which a party is required by law to make, issue or release, the making, issuing or releasing of any such Public Announcement, by a party so required to do so will not constitute a breach if such party has given, to the extent reasonably possible, not less than two (2) business days prior notice to the other party, and has attempted, to the extent reasonably possible, to allow the other party to review and approve such Public Announcement; provided further, however, that upon the Company's making of Public Announcement regarding the existence of, or the terms, conditions and status of, the transactions contemplated hereby, whether pursuant to the filing of a Form 8-K or otherwise, subject to the consent of the Company, which consent may not be unreasonably withheld, the Purchasers may advertise the closing of the transactions contemplated by this Agreement, and make appropriate announcements of the financial arrangements entered into among the parties hereto, including, without limitation, announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as the Purchasers will deem reasonably appropriate.

     SECTION 7.13. USURY SAVINGS CLAUSE. The parties intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under the Notes under applicable law, then it is the parties' express intention that the Company not be required to pay interest on the Notes at a rate in excess of the maximum lawful rate, that the provisions of this
Section 7.13 will control over all other provisions of the Notes which may be in apparent conflict hereunder, that such excess amount will be immediately credited to the principal balance of the Notes (or, if the Notes have been fully paid, refunded by the Purchaser to the Company), and the provisions thereof will immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but also so as to permit the recovery of the fullest amount otherwise due under the Notes. The Company hereby represents and warrants that its assets are sufficient to meet the requirements for exemption from the usury laws of the State of California as provided by Section 25118 of the California Corporations Code or any successor statute.

     SECTION 7.14. FURTHER ASSURANCES. The Company agrees to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as any Purchaser may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Note Purchase Agreement as of the day and year first above written.

                                        DYNTEK, INC.


                                        By: C.W. Zublin, Jr.
                                            ------------------------------------
                                        Name: C.W. Zublin, Jr.
                                        Title: C.E.O.


PURCHASERS:

SACC PARTNERS, L.P.


By: Bryant Riley
    ---------------------------------
Name: Bryant Riley
Title: General Partner


LLOYD I. MILLER, III


By: Lloyd I. Miller, III
    ---------------------------------
Name: Lloyd I. Miller, III


TRUST A-4 - LLOYD I. MILLER


By: PNC Bank, National Association,
Its: Trustee


By: Lloyd I. Miller, III
    ---------------------------------
Name: Lloyd I. Miller, III
Title: Investment Advisor to Trustee

                              DISCLOSURE SCHEDULES

                                       OF

                                  DYNTEK, INC.

                             IN CONNECTION WITH THE

                             NOTE PURCHASE AGREEMENT

                                  BY AND AMONG

                                  DYNTEK, INC.,

                                       AND

                          THE PURCHASERS NAMED THEREIN

                                  MARCH 8, 2006

                              DISCLOSURE SCHEDULES

     These Disclosure Schedules (hereinafter called the "Schedule," and specific sections within this Schedule may be referred to by Schedule number) are furnished by DYNTEK, INC., a Delaware corporation (the "Company") pursuant to that certain Note Purchase Agreement dated as of March 8, 2006 (the "Agreement") by and between the Company and the purchasers named therein (the "Purchasers"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

     Terms of documents summarized herein are qualified in their entirety by the documents themselves, provided that nothing is misleading in such summaries. Each Section qualifies the correspondingly numbered section or subsection thereof in Article IV of the Agreement, as applicable. The titles and headings used herein are for reference purposes only and shall not in any manner limit the construction of these Schedules, and any disclosure made under any subheading hereunder is deemed made for all provisions of that corresponding section in the Agreement.

                                  SECTION 2.01

                ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER

(b)  (1) Subsidiaries of DynTek, Inc.:

NAME OF SUBSIDIARY                           STATE OF INCORPORATION
------------------                           ----------------------
BugSolver.Com, Inc. (*)                      Delaware
DynTek Services, Inc. ("DSI") (*)            Delaware
TekInsight e-Government Services, Inc. (*)   Delaware
TekInsight Research, Inc. (*)                New York

(*) The Company owns 100% of the issued and outstanding capital stock of each of the subsidiaries listed above.

     (2) The Company owns approximately seventeen percent (17%) of the outstanding common stock of TekInsight, LLC, a Delaware limited liability company.

                                  SECTION 2.02

                        AUTHORIZATION OF AGREEMENTS, ETC.

(a) 1. On November 15, 2004, the Company issued that certain Amended and Restated Secured Convertible Term Note, as amended by that certain Agreement to Amend the Amended and Restated Secured Convertible Term Note and Common Stock Purchase Warrant dated October 26, 2005 (the "Laurus Note") to Laurus Master Fund, Ltd., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, ("Laurus"), for an aggregate principal amount of $6,649,999. In connection with the issuance of the Note, the Company and Laurus entered into that certain Security Agreement dated January 30, 2004 (the "Security Agreement"), pursuant to which the Company granted to Laurus a security interest in substantially all of the Company's assets (the "Collateral") and covenanted to keep the Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature.

     Upon receipt of the consideration to be paid for the Notes, the Company will pay Laurus $6,731,784.84 (the "Payoff Amount"), which sum equals the Company's outstanding obligations under the Laurus Note, including the outstanding principal amount plus all unpaid interest accrued through the payoff date. Pursuant to the terms of that certain payoff letter dated February 23, 2006 (the "Payoff Letter"), issued by Laurus to the Company, Laurus acknowledges and agrees that (i) receipt of the Payoff Amount will constitute payment in full of the Company's outstanding obligations under the Laurus Note, (ii) Laurus will release all security interests and liens which the Company may have granted to Laurus, and (iii) Laurus will, at the Company's expense, terminate all of its agreements with the Company, other than in respect of (x) indemnification and expense reimbursement provisions of such agreements and such other provisions thereof as expressly survive the payment in full of the Company's outstanding obligations, or (y) any options and/or warrants received by Laurus from the Company.

     2. In connection with that certain 9% Senior Subordinated Convertible Note Purchase Agreement, dated as of October 15, 2004, between the Company and the purchasers named therein (the "9% Holders") (the "9% Agreement"), the Company sold and issued an aggregate of $4,438,775 in principal amount of 9% Senior Subordinated Convertible Notes originally due September 30, 2007 (each a "9% Note" and collectively, the "9% Notes"). On October 26, 2005, DynTek amended and restated the 9% Notes (the "Amended and Restated Notes") representing a majority of the outstanding principal to defer the start of monthly principal payments until January 1, 2007, but without changing the maturity date. Each 9% Note provides that so long as the Company shall have any obligation under such 9% Note, the Company shall not, without the written consent of the holders of a majority of the then outstanding principal amount of the 9% Notes, create, incur, assume or suffer to exist any liability for borrowed money senior or pari passu in rank to the 9% Notes.

          Each holder of a 9% Note, as set forth in Schedule III to the Agreement, has entered into a conversion and settlement agreement, in substantially the form as provided in Exhibit C to the Agreement (the "Conversion and Settlement Agreement"), pursuant to which such holder agreed to convert the outstanding principal amount and accrued but unpaid interest thereunder (the "9% Payable Amount") into shares of Common Stock of the Company at a conversion price of $0.02 per share (the "9% Conversion Shares"). By executing the Conversion and Settlement Agreement, each 9% holder, among other things, has agreed to waive and release all claims, known and unknown, which it has or might have against the Company and any of the Company's respective subsidiaries, affiliated corporations and/or business entities, as well as their respective directors, officers, shareholders, agents and employees, past and present, arising under or in connection with (a) all claims relating in any way to any aspect of (i) the 9% Note, (ii) the 9% Agreement, or
(iii) the Registration Rights Agreement dated October 15, 2004, by and between the Company and the investors named therein, as amended by that certain Amendment No.1 to Registration Rights Agreement dated October 26, 2005, pursuant to any applicable federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever that arose on or before the effective date and (b) all claims relating in any way to such holder's right to collect the 9% Payable Amount, except for such holder's right to receive the 9% Conversion Shares and the related rights of such holder under such Conversion and Settlement Agreement.

     3. In connection with that certain Note Purchase Agreement, dated as of October 26, 2005 (the "Bridge Agreement"), between the Company and the purchasers named therein (the "Bridge Note Holders"), the Company sold and issued an aggregate of $2,500,000 in principal amount of Secured Promissory Notes due December 31, 2006 (each a "Bridge Note" and collectively, the "Bridge Notes"). Pursuant to the terms of the Conversion and Settlement Agreement, in substantially the form as provided in Exhibit C to the Agreement, each holder of a Bridge Note, as set forth on Schedule III to the Agreement, has agreed to convert the outstanding principal amount and accrued but unpaid interest thereunder (the "Bridge Payable Amount") into shares of Common Stock of the Company at a conversion price of $0.02 per share (the "Bridge Conversion Shares"). By executing the Conversion and Settlement Agreement, each Bridge Note Holder, among other things, has agreed to waive and release all claims relating in any way to such holder's right to collect the Bridge Payable Amount, except for such holder's right to receive the Bridge Conversion Shares and the related rights of such holder under the Conversion and Settlement Agreement.

     4. As of September 19, 2005, the Company had not paid certain shareholders of Integration Technologies, Inc. their respective portions of the EBITDA Earn-Out Consideration, the Revenue Earn-Out Consideration and other amounts owed (the "Acquisition Payments") under that certain Agreement and Plan of Merger dated October 14, 2004 (the "Merger Agreement"). To satisfy the Acquisition Payments, the Company issued to such ITI shareholders secured promissory notes (each an "ITI Note," and together, the "ITI Notes"), each bearing simple interest at a rate of 8.9% per annum in the aggregate principal amount of the Acquisition Payments (the "ITI Payable Amount"). Pursuant to the terms of the Conversion and Settlement Agreement, in substantially the form as provided in Exhibit C to the Agreement, each holder of an ITI Note, as set forth on Schedule III to the Agreement, has agreed to convert the ITI Payable Amount thereunder into shares of Common Stock of the Company at a conversion price of $0.02 per share (the "ITI Conversion Shares"). By executing the Conversion and Settlement Agreement, each ITI Note Holder, among other things, has agreed to waive and release all claims, known and unknown, which it has or might have against the Company and any of the Company's respective subsidiaries, affiliated corporations and/or business entities, as well as their respective directors, officers, shareholders, agents and employees, past and present, arising under or in connection with (a) all claims relating in any way to any aspect of (i) the ITI Note, or (ii) the Merger Agreement, pursuant to any applicable federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever that arose on or before the effective date and (b) all claims relating in any way to such holder's right to collect the ITI Payable Amount, except for such holder's right to receive the

ITI Conversion Shares and the related rights of such holder under the Conversion and Settlement Agreement.

(b) The issuance of the Notes, with a conversion price of $0.02 per share, as well as the issuance of the 19.9% Warrant at $0.001 per share, will trigger certain anti-dilution provisions of outstanding warrants, thereby (a) reducing the exercise price of such warrants to $0.02 per share or $0.001 per share, as applicable, and (b) increasing the number of shares exercisable under such warrant by the percentage decrease in the exercise price.

                                  SECTION 2.04

                            AUTHORIZED CAPITAL STOCK

(1) Concurrent with the closing of the senior and junior debt financings with SACC Partners, L.P. and Lloyd I. Miller, III, or certain affiliates thereof, the Company will enter into (i) a Common Stock Purchase Agreement with certain accredited investors (the "Investors"), which provides for (i) the sale and issuance of up to 75,000,000 shares of common stock, par value $0.0001 (the "Common Stock") by the Company at a per share price equal to $0.02 per share and
(ii) the sale and issuance of warrants to purchase such number of shares of the Company's Common Stock (the "Warrant Shares") equal to twenty percent (20%) of the Common Shares, rounded down to the nearest whole share (the "First PIPE Offering").

(2) The issuance of the Notes, with a conversion price of $0.02 per share, as well as the issuance of the 19.9% Warrant at $0.001 per share, will trigger certain anti-dilution provisions of outstanding warrants, thereby (a) reducing the exercise price of such warrants to $0.02 per share or $0.001 per share, as applicable, and (b) increasing the number of shares exercisable under such warrant by the percentage decrease in the exercise price.

                                  SECTION 2.08

                                MATERIAL CHANGES

(1) On July 13, 2005, the Company's board of directors approved, and the Company entered into, an employment agreement with Casper Zublin, Jr., in connection with his appointment as the Company's Chief Executive Officer. This agreement supersedes his prior employment agreement and has an initial term of one year, which term is automatically renewed for successive, additional one-year periods. Pursuant to the employment agreement, Mr. Zublin is entitled to receive a base salary of $250,000, an annual bonus based on the achievement of certain criteria established by the board of directors, and an option to purchase 1,000,000 shares of the Company's Common Stock at a purchase price of $0.30 per share.

(2) On July 13, 2005, the Company's board of directors approved, and the Company entered into, an employment agreement with Robert Webber, in connection with his appointment as the Company's President and Chief Financial Officer. This agreement supersedes his prior employment agreement and has an initial term of one year, which term is automatically renewed for successive, additional one-year periods. Pursuant to the employment agreement, Mr. Webber is entitled to receive a base salary of $250,000, an annual bonus based on the achievement of certain criteria established by the board of directors, and an option to purchase 1,000,000 shares of the Company's Common Stock at a purchase price of $0.30 per share.

(3) On August 8, 2005, the Company, and New England Technology Finance, LLC ("NETF"), an affiliate of Global Technology Finance, which operates in partnership with Credit Suisse First Boston, CIT Group, Inc. and others, entered into a series of related agreements that together provide a working capital credit facility for the Company. The new credit facility is comprised of two primary components.

     First, pursuant to the terms of an Asset Purchase and Liability Assumption Agreement (the "APLA"), NETF will finance certain of the Company's qualified product purchases, the Company will assign its accounts receivable resulting from the sale of such products to NETF, and NETF will assume liability for payment to product vendors. As consideration for the product financing provided by NETF, the Company will pay NETF a finance and servicing fee calculated on a monthly basis depending on the Company's gross profit margin on such products, and days sales outstanding, which fee is expected to be less than the fees charged under the Company's prior financing arrangement with Textron. In addition to the payment of the finance fee, as consideration for the product financing and vendor services provided by NETF, the Company shall also provide certain billing and collection services in connection with the purchased assets. The Company has an obligation to repurchase accounts sold to NETF at a purchase price equal to the outstanding face amount of such account under certain conditions, which include, among others, if an account remains unpaid for a certain period of time. The APLA also provides for a termination fee payable by the Company if the APLA is terminated prior to the end of its term as a result of the occurrence of certain events, which include, among others, any default by the Company in the performance of its material obligations. The APLA has an initial term of 3 years and is automatically extended for additional 1 year periods unless terminated earlier pursuant to the terms of the agreement.

     Second, pursuant to the terms of an Asset Purchase Agreement (the "APA"), NETF purchased $7,500,000 of the Company's other qualified accounts receivables (including services and products). Proceeds were used to pay off the then-existing $4,800,000 balance of the Company's $7,000,000 credit line with Textron, for acquisition debt, and general corporate purposes. In addition to the accounts receivable purchased on August 8, 2005, NETF may purchase up to 80% of the Company's additional qualified accounts receivable in the future on the same terms.

(4) On September 20, 2005, the Company entered into promissory notes with three former shareholders of ITI, including the Company's current chief executive officer, Casper Zublin, Jr., to defer an aggregate of $2,574,755 in payments due in connection with the acquisition of ITI. Principal payments are due quarterly beginning in September 2005, with the balance due on July 31, 2006 (the "Maturity Date"). The Notes bear interest at a rate of 8.9%, which interest is payable in shares of the Company's Common Stock at a price equal to the average per share closing price for the 20 trading days ending on the second trading day prior to the Maturity Date. In September 2005, the Company paid $643,688.85 due under such Notes, with a principal balance of $1,931,066 still remaining. The Company failed to pay the balance due on the Maturity Date.

     Please see Section 2.02(a)(4) above. The ITI Notes, including the principal amount remaining plus accrued but unpaid interest thereunder, will be converted into shares of Common Stock of the Company at a conversion price of $0.02 per share. The ITI Noteholders are entitled to certain registration rights in connection with the receipt of the ITI Conversion Shares, as set forth in
Section 5 of the Conversion and Settlement Agreement. A description of the release of any potential claims of the ITI noteholders against the Company is also set forth in Section 2.02(a)(4) above, and is more fully described in
Section 6 of the applicable Conversion and Settlement Agreement.

(5) On October 26, 2005, the Company entered into a Note Purchase Agreement with each of SACC Partners, L.P. and Lloyd Miller, whereby it obtained an aggregate loan of $2,500,000 pursuant to two Secured Promissory Notes (the "Bridge Notes") each in the original principal amount of $1,250,000. The Bridge Notes bear interest at a rate of 12% per annum until March 1, 2006, 14% per annum from March 1, 2006 until April 1, 2006, 16% per annum from April 1, 2006 until May 1, 2006, 18% per annum from May 1, 2006 until June 1, 2006, and 20% per annum from June 1, 2006 until they are due and payable on December 31, 2006. Payment of all principal and interest under the Bridge Notes, as well as performance of the obligations of the Company and DSI, are secured by a perfected security interest under a Security and Pledge Agreement (the "Security Agreement") entered into on October 26, 2005, between the holders of the Bridge Notes and the Company. The Security Agreement grants the holders a lien to substantially all assets of the Company, which lien is subordinated to the perfected security interests held by existing secured lenders.

     Please see Section 2.02(a)(3) above. The Bridge Notes, including the principal amount remaining plus accrued but unpaid interest thereunder, will be converted into shares of Common Stock of the Company at a conversion price of $0.02 per share. The Bridge Noteholders are entitled to certain registration rights in connection with the receipt of the Bridge Conversion Shares, as set forth in Section 5 of the Conversion and Settlement Agreement. A description of the release of any potential claims of the Bridge Payable Amount against the Company is also set forth in Section 2.02(a)(3) above, and is more fully described in Section 6 of the applicable Conversion and Settlement Agreement.

     In connection with the issuance of the Bridge Notes, the Company also issued warrants to purchase shares of its Common Stock (the "Bridge Warrants"). The Bridge Warrants are exercisable for an aggregate 1,000,000 shares of its Common Stock at an initial exercise price equal to the greater of $0.10 per share or the price per share at which Common Stock is sold in any rights offering to record holders of its Common Stock. The Bridge Warrants expire on October 26, 2015.

(6) On November 14, 2004, the Company issued the Laurus Note to Laurus for an aggregate principal amount of $6,649,999, pursuant to which the Company was obligated to make monthly principal payments beginning on December 1, 2005 (the "First Amortization Date") and ending on January 30, 2007 (the "Maturity Date"), on which date the aggregate principal amount of the Laurus Note plus any accrued interest is required to have been paid in full. In connection with the issuance of the Laurus Note, the Company issued Laurus a five-year Amended and Restated Warrant (the "Laurus Warrant") to purchase 1,046,150 shares of the Company's Common Stock, exercisable at $0.65 per share.

     Pursuant to that certain Agreement to Amend the Amended and Restated Secured Convertible Term Note and Common Stock Purchase Warrant, entered into on October 26, 2005, Laurus agreed to defer the First Amortization Date and Maturity Date under the Laurus Note each by three (3) months. Accordingly, the First Amortization Date and start of monthly principal payments was to occur on March 1, 2006 and the Maturity Date was extended to April 30, 2007. In addition, in exchange for the deferral under the Laurus Note, the Company amended the Laurus Warrant to reduce the initial exercise price thereof to $0.25 per share.

     As described in Section 2.02(a)(1) above, the Laurus Note will be paid off upon the Company's receipt of the consideration to be paid for the Notes issued pursuant to this Agreement.

(7) On October 15, 2004, the Company issued the 9% Notes to the 9% Note Holders for an aggregate principal amount of $4,500,000 and bearing 9% interest per annum with a maturity of three (3) years. As issued, the 9% Notes were convertible into shares of the Company's Common Stock at a conversion price of $0.65 per share, subject to certain adjustments. As of October 31, 2005, $3.35 million of principal under the 9% Notes remained outstanding. In connection with the issuance of the 9% Notes, DynTek issued warrants to purchase 3,461,538 shares of its Common Stock exercisable at $0.7475 per share (the "9% Warrants"). In addition, the Company entered into a Registration Rights Agreement (the "Registration Agreement") obligating the Company to register for resale the shares of its Common Stock issuable upon the conversion of the 9% Notes and the exercise of the associated 9% Warrants.

     On October 26, 2005, the Company amended and restated the 9% Notes representing $2,898,000 in outstanding principal (the "Amended 9% Notes") to defer the start of monthly principal payments until January 1, 2007, but without changing the maturity date.

     In exchange for deferral of principal payments, the Company (i) reduced the conversion price under the Amended 9% Notes to $0.22 per share, (ii) amended the 9% Warrants to reduce the initial exercise price to $0.22 per share (the "Amended 9% Warrants") and (iii) increased the number of shares purchaseable under the Amended 9% Warrants by an aggregate of 491,400 shares. In connection with the Amended 9% Notes, the Company agreed to amend warrants held by Centrecourt Asset Management and its affiliated funds, to reduce the initial exercise price of such warrants to $0.22 per share.

     The Registration Agreement was amended to provide for mandatory registration of the Company's Common Stock issuable upon conversion of the Amended 9% Notes and exercise of the Amended 9% Warrants. The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission on November 25, 2005 to register the shares of Company Common Stock issuable upon the conversion or exercise of the Amended 9% Notes or Amended 9% Warrants, as applicable, which such registration statement has been withdrawn effective as of February 3, 2006.

     Please see Section 2.02(a)(2) above. The 9% Notes, including the principal amount remaining plus accrued but unpaid interest thereunder, will be converted into shares of Common Stock of the Company at a conversion price of $0.02 per share. The 9% Noteholders are entitled to certain registration rights in connection with the receipt of the 9% Conversion Shares, as set forth in Section 5 of the Conversion and Settlement Agreement. A description of the release of any potential claims of the 9% holders against the Company is also set forth in
Section 2.02(a)(4) above, and is more fully described in Section 6 of the Conversion and Settlement Agreement.

(8) At the Annual Meeting of Stockholders of DynTek held on December 13, 2005, the Company's stockholders (i) authorized the Board to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock by a ratio of 1-for-10
(ii) authorized an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of shares of its capital stock that the Company would have the authority to issue from 160,000,000 shares to 460,000,000 shares, and its Common Stock that the Company would have authority to issue from 150,000,000 shares to 450,000,000 shares, and (iii) authorized an amendment to the Company's 2005 Stock Incentive Plan (the "Incentive Plan") to (i) increase the number of shares of Common Stock issuable thereunder by 25,000,000 shares, bringing the total number of shares issuable thereunder to 30,000,000, and (ii) increase the total number of shares of Common Stock that may be acquired by any one individual pursuant to options or restricted stock awards granted under the 2005 Stock Incentive Plan in any one calendar year from 1,500,000 shares to 7,500,000 shares.

(9) On December 9, 2005, DynTek amended its publicly-traded Class A Warrants (the "Class A Warrants") to extend their expiration date from December 11, 2005 to December 11, 2007. In addition, on February 24, 2006, DynTek again amended the Class A Warrants to reduce the exercise price from $2.00 per share to $0.02 per share.

                                  SECTION 2.09

                                   LITIGATION

None.

                                  SECTION 2.10

                          OWNERSHIP OF PROPERTY; LIENS

(i) Please see disclosure in each of Sections 2.02(a), Section 2.08(3)-(5) hereof.

(ii) As of the date hereof, the following nine UCC-1 Financing Statements, copies of which have been provided to the Purchasers, have been filed against the Company in the State of Delaware:

     1.  Secured Party: Ingram Micro, Inc.
         Filing No.:    51002774
         Filed:         04/01/05
         Expires:       04/01/10

     2.  Secured Party: Laurus Master Fund, Ltd.
         Filing No.:    51618215
         Filed:         05/25/05
         Expires:       05/25/10

     3.  Secured Party: New England Technology Finance, LLC
         Filing No.:    52420843
         Filed:         08/04/05
         Expires:       08/04/10

     4.  Secured Party: New England Technology Finance, LLC
         Filing No.:    52420868
         Filed:         08/04/05
         Expires:       08/04/10

     5.  Secured Party: New England Technology Finance, LLC
         Filing No.:    52420884
         Filed:         08/04/05
         Expires:       08/04/10

     6.  Secured Party: SACC Partners, L.P. and Lloyd I. Miller
         Filing No.:    53415040
         Filed:         10/27/05
         Expires:       10/27/10

     7.  Secured Party: C.W. Zublin, Jr. Trust
         Filing No.:    60283747
         Filed:         01/24/06
         Expires:       01/24/11

     8.  Secured Party: Glen Ackerman
         Filing No.:    60283150
         Filed:         01/24/06

         Expires: 01/24/11

     9.  Secured Party: Lisa Ackerman
         Filing No.:    60283572
         Filed:         01/24/06
         Expires:       01/24/11

(iii) As of the date hereof, the following fourteen UCC-1 Financing Statements, copies of which have been provided to the Purchasers, have been filed against DSI in the State of Delaware:

     1.  Secured Party: Laurus Master Fund, Ltd.
         Filing No.:    51618223
         Filed:         05/25/05
         Expires:       05/25/10

     2.  Secured Party: New England Technology Finance, LLC
         Filing No.:    52420850
         Filed:         08/04/05
         Expires:       08/04/10

     3.  Secured Party: New England Technology Finance, LLC
         Filing No.:    52420835
         Filed:         08/04/05
         Expires:       08/04/10

     4.  Secured Party: New England Technology Finance, LLC
         Filing No.:    52420827
         Filed:         08/04/05
         Expires:       08/04/10

     5.  Secured Party: SACC Partners, L.P. and Lloyd I. Miller
         Filing No.:    53415040
         Filed:         10/27/05
         Expires:       10/27/10

     6.  Secured Party: Fidelity Leasing, a Div. of EAB Leasing Corp.
         Filing No.:    21165384
         Filed:         04/22/02
         Expires:       04/22/07

     7.  Secured Party: Ingram Micro Inc.
         Filing No.:    21196934
         Filed:         05/14/02
         Expires:       05/14/07

     8.  Secured Party: CCA Financial, LLC
         Filing No.:    30489495
         Filed:         02/27/03
         Expires:       02/27/08

     9.  Secured Party: C Leasing Company, Subsidiary of Bank of the West
         Filing No.:    40564338
         Filed:         02/18/04
         Expires:       02/18/09

     10. Secured Party: E Plus Government, Inc.
         Filing No.:    43687839
         Filed:         12/30/04
         Expires:       12/30/09

     11. Secured Party: E Plus Government, Inc.
         Filing No.:    52119502
         Filed:         07/11/05
         Expires:       07/11/10

     12. Secured Party: E Plus Government, Inc.
         Filing No.:    52119510
         Filed:         07/11/05
         Expires:       07/11/10

     13. Secured Party: Hitachi Capital America Corp.
         Filing No.:    51892661
         Filed:         06/21/05
         Expires:       06/21/10

     14. Secured Party: Hitachi Capital America Corp.
         Filing No.:    51892810
         Filed:         06/21/05
         Expires:       06/21/10

                                  SECTION 2.11
                          INTELLECTUAL PROPERTY RIGHTS

None.


                                      -1-